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                                   EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY


                                                                                       Percentage of Voting
                                                     State of Incorporation                 Stock Owned
                                                     ----------------------                 -----------
Major Plaza Development Corporation                          Florida                           100%
MPJV Corporation                                             Florida                           100%